PLEDGE AND SECURITY AGREEMENT


               PLEDGE AND SECURITY AGREEMENT, dated as of April 1, 1997, among Triton Aviation Services III LLC, a California limited liability company ("Borrower"), Triton Aviation Services Limited, a Bermuda corporation ("TASL"), the other parties executing the signature pages hereto as pledgors (Borrower, TASL, and such other parties, collectively, "Pledgors" and each of them individually a "Pledgor") and Polaris Aircraft Income Fund III, a California limited partnership ("Lender").

                                R E C I T A L S:

               WHEREAS, Pledgors are the sole members of Borrower; and

               WHEREAS, Pledgors are the record and beneficial owners of the membership interests described in Schedule I hereto (the "Pledged Interests" of each such Pledgor) issued by Borrower; and

               WHEREAS, Borrower has executed and delivered to Lender a Promissory Note (as the same may be amended, modified or supplemented from time to time, the "Note"), pursuant to the Purchase, Assignment and Assumption Agreement, dated as of April 1, 1997 (the "Purchase Agreement"), between Lender and Borrower; and

               WHEREAS, Pledgors, as the sole members of Borrower, will derive substantial direct and indirect economic benefit from the transactions contemplated by the Purchase Agreement and the delivery of the Note to Lender; and

               WHEREAS, in connection with the making of the Purchase Agreement and the delivery of the Note and as security for all of the Obligations, Lender is requiring that Pledgors shall have executed and delivered this Pledge and Security Agreement and granted the security interest contemplated hereby;

               NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained the receipt and sufficiency of which are hereby agreed and acknowledged and to induce Lender to provide the seller financing evidenced by the Note, it is agreed as follows:

1. Definitions. Unless otherwise defined herein, terms defined in the Note are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

               "Additional Holder" shall have the meaning assigned to such term in Section 7(d) hereof.

               "Agreement" shall mean this Pledge and Security Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

               "Ancillary Agreements" shall have the meaning assigned to it in the Purchase Agreement.

               "Bankruptcy Code" shall mean title 11, United States Code, as amended from time to time, and any successor statute thereto

               "Equity Dividend Amount" means, (i) for any calendar month that ends prior to the first Effective Time to occur under the Purchase Agreement, an amount equal to $15,349 and (ii) for the calendar month in which the first Effective Time occurs under the Purchase Agreement and for each calendar month thereafter, the Purchase Agreement, an amount equal to $25,581, and for any period that is less than a calendar month, a proportionate amount thereof calculated using the same proportion that the number of days in such period bears to thirty days.

               "General Intangibles" shall mean all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code, now owned or hereafter acquired by any Pledgor relating to the collateral of such Pledgor pledged hereby.

               "Governmental Authority" shall mean (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, author ity, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by this Agreement, the Purchase Agreement or any other Ancillary Agreements or relating to the observance or performance of the obligations of any of the parties hereto or thereto.



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               "Interests" shall mean all shares, options,  warrants, general or limited partnership interests, membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

               "Keep Well" shall mean that certain Keep Well Agreement, dated as of the date hereof, among TASL, Borrower and Lender.

               "Keep Well  Guaranty"  shall  mean that  certain  Guaranty  (Keep
Well), dated as of the date hereof, among TIL, Lender and Borrower.

               "Loan   Guaranty"   shall  mean  that   certain   Guaranty   (SPV
Indebtedness), dated as of the date hereof, between TIL and Borrower.

               "Obligations" shall mean (i) all loans, advances, debts, liabilities and obligations, for monetary amounts (whether or not such amounts are liquidated or determinable) owing by Borrower to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Purchase Agreement or the Note including, without limitation, all interest, fees, charges, expenses, attorneys' fees and any other sum chargeable to Borrower under the Purchase Agreement or the Note, (ii) all obligations of any kind or nature, present or future, of TASL under the Keep Well, (iii) all obligations of any kind or nature, present or future, of TIL under the Keep Well Guaranty and (iv) all obligations of any kind or nature, present or future, of TIL under the Loan Guaranty.

               "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).


               "Pledged Collateral" shall have the meaning assigned to such term in Section 2 hereof.



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



               "Pledged Interests" shall have the meaning assigned to such term in the recitals hereof.

               "Secured Obligations" shall have the meaning assigned to such term in Section 3 hereof.

               "Termination Date" shall mean the date on which all determinable and liquidated Obligations have been completely discharged.

               "TIL"  shall  mean   Triton   Investments   Limited,   a  Bermuda
corporation.

               "Transferee"  shall  have the  meaning  assigned  to such term in
Section 7(d) hereof.

               "Uniform Commercial Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, Uniform Commercial Code shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfec tion or priority and for purposes of definitions related to such provisions.

               2. Pledge. Each Pledgor hereby pledges to Lender, and grants to Lender, a first priority security interest in, all of the following (the "Pledged Collateral"):

               (a) in the case of each Pledgor other than Borrower, the Pledged Interests of such Pledgor and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed by Borrower in respect of or in exchange for any or all of the Pledged Interests of such Pledgor; provided, however, that Pledged Collateral shall not include any distributions made by Borrower which are permitted to be made by it under Section 7(b) hereof;

               (b) in the case of each Pledgor other than Borrower, all additional Interests issued by Borrower to such Pledgor or from time to time acquired by such Pledgor in any manner (which Interests shall be deemed to be part of the Pledged Interests), and the certificates, if any, representing such additional Interests, and all dividends, distributions, cash, instruments and



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



other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Interests;

               (c) in the case of Borrower, all rights under the Keep Well, the Keep Well Guaranty and the Loan Guaranty;

               (d)    in the case of each Pledgor, all General Intangibles; and

               (e)    all proceeds of any of the foregoing.

               3. Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of the Obligations, whether for principal, premium, interest, fees, costs and expenses, and all obligations of Pledgors now or hereafter existing under this Agreement (collectively, the "Secured Obligations").

               4. Delivery of Pledged Collateral. All certificates, if any, representing or evidencing the Pledged Interests shall be delivered to and held by or on behalf of Lender pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Lender. Lender shall have the right, at any time in its discretion and without notice to Pledgors, to transfer to or to register in the name of Lender or any of its nominees, as pledgees, any or all of the Pledged Interests. In addition, Lender shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Interests for certificates or instruments of smaller or larger denominations.

               5. Representations and Warranties. Each Pledgor represents and warrants to Lender that:

               (a) Such Pledgor is, and at the time of delivery of the Pledged Interests to Lender pursuant to Section 4 hereof will be, the sole holder of record and the sole beneficial owner of the Pledged Collateral pledged by such Pledgor free and clear of any Lien thereon or affecting the title thereto, except for the Lien created by this Agreement.

               (b) All of the Pledged Interests of such Pledgor have been duly authorized, validly issued and are fully paid and nonassessable.



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



               (c) Such Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by such Pledgor to Lender as provided herein.

               (d) None of the Pledged Interests of such Pledgor has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

               (e) As of the date hereof, the authorized, issued and outstanding Interests of Borrower consist solely of the membership interests that are described in Schedule I hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to any Interests of Borrower other than as set forth on Exhibit A hereto.

               (f) No consent, approval, authorization or other order of any Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority, other than as already obtained, given or filed, is required by Pledgor either (i) for the pledge by such Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement or the Ancillary Agreements to which such Pledgor is a party, by such Pledgor or (ii) for the exercise by Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

               (g) The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority lien on and a first priority perfected security interest in the Pledged Collateral pledged by such Pledgor, and the proceeds thereof, securing the payment of the Secured Obligations.

               (h) This Agreement and the Ancillary Agreements to which such Pledgor is a party have been duly authorized, executed and delivered by such Pledgor and constitute legal, valid and binding obligations of such Pledgor enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general equity principles.

               (i)    Borrower has no subsidiaries.



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



               The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.


               6.     Covenants.

               (a) Each Pledgor jointly and severally covenants and agrees that until the Termination Date:

                      (i) Subject to Section 7(d), without the prior written consent of Lender, such Pledgor will not sell, assign, transfer, pledge or otherwise encumber any of its rights in or to the Pledged Collateral pledged by such Pledgor or any unpaid dividends or other distributions or payments with respect thereto or grant a Lien in any therein.

                      (ii) Such Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such action as Lender from time to time may reasonably request in order to ensure to Lender the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary Uniform Commercial Code financing statements, which may be filed by Lender with or without the signature of such Pledgor, and will cooperate with Lender, at such Pledgor's expense, in obtaining all necessary governmental approvals and making all necessary filings under federal or state law in connection with such Liens or any sale or transfer of the Pledged Collateral.

                      (iii) Such Pledgor has and will defend the title to the Pledged Collateral and the Liens of Lender thereon against the claim of any Person and will maintain and preserve such Liens until the Termination Date.

                      (iv) Each of them will, upon obtaining any additional Interest of Borrower, which Interest is not already Pledged Collateral, promptly (and in any event within three (3) business days) deliver to Lender a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Schedule II hereto (a "Pledge Amendment"), in respect of the additional Pledged Interests which are to be pledged pursuant to this Agreement. Each Pledgor hereby authorizes Lender to attach each Pledge Amendment to this Agreement and agrees that all Pledged Interests listed on any Pledge Amendment delivered to Lender shall for all purposes hereunder be considered Pledged Collateral.



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



                      (v) None of them will take any action to amend, alter or change Borrower's articles of organization or operating agreement (other than amendments permitted under the Note), the Keep Well, the Keep Well Guaranty or the Loan Guaranty or permit Borrower to repeal its articles of organization.

                      (vi) None of them will take any action that would authorize or permit Borrower to take any of the actions specified in Paragraph 2.4 of its operating agreement.

                      (vii) TASL covenants and agrees that it will cause Borrower to comply with the terms of and limitations contained in Borrower's articles of organization or in its operating agreement.

               (b) TASL shall deliver to Lender written notice of (i) any payments made by it to Borrower pursuant to the Keep Well and (ii) any dividend or distribution received by it from Borrower other than Equity Dividend Amounts, in each case no later than three (3) business days after disbursing such payment or the receipt of any such dividend or distribution, as applicable.

               (c) TASL covenants and agrees that it will at all times during the term of this Agreement maintain management personnel who are qualified and competent to manage and direct the business and operations of Borrower and who have experience in the commercial aviation industry.

               (d) TASL covenants and agrees that, at all times, Triton Members shall hold, in the aggregate, at least fifty percent (50%) of the Economic Interests of Borrower. TASL covenants and agrees that, at all times, it shall be the sole manager of Borrower and shall have all responsibilities and duties allocated to TASL as manager of Borrower pursuant to Borrower's operating agreement or articles of organization and shall not make any delegation or assignment to any other Person of such responsibility or duty except as permitted thereby.

               7. Pledgors' Rights. (a) As long as no Default or Event of Default shall have occurred and be continuing and until written notice shall be given to each Pledgor in accordance with Section 8(a) hereof, such Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Note or any Ancillary Agreement; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of



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Lender in respect of the Pledged  Collateral or which would  authorize or effect
(i) the dissolution or liquidation, in whole or in part, of Borrower, (ii) the consolidation or merger of Borrower with any other Person, (iii) except as permitted under this Agreement or the Note, the sale, disposition or encumbrance of all or substantially all of the assets of Borrower, (iv) except as permitted by Section 7(d) hereof and Section 4.4 of the Note, any change in the authorized number of Interests or the stated capital of Borrower and the issuance of any additional Interests, (v) the alteration of the voting rights with respect to the Interests of Borrower, or (vi) any change, alteration or modification of Borrower's articles of organization, operating agreement (other than amendments permitted under the Note, the Keep Well, the Keep Well Guaranty or the Loan Guaranty.

               (b) No Pledgor shall be entitled to collect and receive any dividend or other distribution paid in respect of the Pledged Interests whether paid or payable in cash, instruments or other property other than (1) beginning as of April 1, 1997, payable in the next calendar month, the Equity Dividend Amount and any accrued and unpaid Equity Dividend Amount for each month thereafter, (2) with respect to TASL only, amounts equal to equity contributions made by TASL pursuant to the Keep Well which have not been previously recouped through the payment of any dividend or distribution by Borrower and (3) amounts equal to any reduction of the Cash Amount pursuant to Section 4(c) or Section 4(d)(ii) of the Purchase Agreement; provided, however, that during any period in which any payment under the Note is overdue or a Default has occurred and is continuing, no Pledgor shall be entitled to collect and receive any dividend or other distribution whatsoever but Borrower may continue to accrue a liability equal to the Equity Dividend Amount during such period and Borrower may make payments in respect of any such accrued liability so long as no amounts due and payable under the Note are overdue and no Default thereunder is continuing, and provided, further, that any permitted dividends or distributions in respect of the Pledged Interests shall be paid only to the extent permitted by applicable law.

               (c) Other than dividends and distributions permitted to be received by a Pledgor pursuant to subsection (b) above, all dividends or other distributions paid in respect of any of the Pledged Interests, whenever paid or made, shall be delivered to Lender to hold as Pledged Collateral and shall, if received by such Pledgor, be received in trust for the benefit of Lender, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).



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               (d) (i) Borrower shall be permitted to issue additional Interests to any Person (each, an "Additional Holder") and (ii) each member of Borrower shall be permitted to sell or otherwise transfer Pledged Interests to any Person (each, a "Transferee"); provided, in each case that after giving effect to any such issuance or transfer (A) the number of members of Borrower who are not Triton Members shall not exceed three (3) as a result of any such issuance or transfer, (B) the Triton Members shall hold, in the aggregate, at least 50% of the Economic Interests of Borrower, (C) the Additional Holder or Transferee of such equity interest shall be a Qualified Holder, (D) such Additional Holder or Transferee shall expressly agree to the pledge of such Interests under this Agreement and to be bound by the terms and conditions hereof by delivery of a duly executed Pledge Amendment, and (E) after notice to Lender by the applicable Pledgor, pursuant to the terms of Section 19 hereof, Lender shall consent to such transfer or issuance, such consent not to be unreasonably withheld; provided, however, that if Lender does not respond to such notice within ten
(10) days after receipt by Lender of such notice, such consent shall be deemed granted. Notwithstanding the foregoing, no such issuance or transfer shall be permitted if such issuance or transfer would violate any applicable law or cause the Aircraft owned, directly or indirectly, by Borrower then registered under the Act to no longer be eligible for registration under the Act.

               8. Defaults and Remedies. (a) Upon the occurrence of an Event of Default and during the continuation of such Event of Default, then or at any time after the declaration of such Event of Default (provided that such declaration is not rescinded by Lender) and following written notice to each Pledgor, Lender (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise the voting rights with respect thereto, to collect and receive all dividends and other distributions made thereon, to sell in one or more sales after seven (7) days' notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice each Pledgor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Lender was the outright owner thereof, each Pledgor hereby irrevocably constituting and appointing Lender as the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so; provided, however, Lender shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at Lender's place of business, or at any public building in the City and County of San Francisco or elsewhere to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Lender may deem fair, and Lender may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same



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



thereafter in its own right free from any claim of such Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Lender reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Lender.

               (b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Lender, in its discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge all the Secured Obligations, Lender may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after seven (7) days' notice to Pledgors.

               (c) In the event of any sales hereunder Lender shall, after deducting all costs or expenses of every kind (including reasonable attorneys' fees and disbursements) for care, safekeeping, collection, sale, delivery or otherwise, apply the residue of the proceeds of the sales to the payment or reduction, either in whole or in part, of the Secured Obligations in accordance with the agreements and instruments governing and evidencing such Obligations, returning the surplus, if any, to Pledgors.

               (d) If, at any time when Lender shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (or any similar statute then in effect) (the "Act"), Lender may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Lender may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event Lender in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under the Act, (y) may approach and negotiate with a single possible purchaser to effect such sale and (z) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale pursuant to this Section 8, then Lender shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale, (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about Pledgors and such Person's intentions as to the holding of the Pledged Collateral so sold for investment, for its own account, and not with a view to the distribution thereof, and (iv) as to such other matters as Lender may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

               (e) Each Pledgor recognizes that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Lender shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the registrant to register such securities for public sale under the Act, or under applicable state securities laws, even if any Pledgor would agree to do so.

               (f) Each Pledgor agrees that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and each Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Each Pledgor agrees that it will not interfere with any right, power and remedy of Lender provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Lender of any one or more of such rights, powers or remedies. No failure or delay on the part of Lender to exercise any such right, power or remedy and no notice or demand which may be given to or made upon any Pledgor by Lender with respect to any such remedies shall operate as a waiver thereof, or limit or impair Lender's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against any Pledgor in any respect.

               (g) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to Lender, that Lender has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

               9. Application of Proceeds. Any cash held by Lender as Pledged Collateral and all cash proceeds received by Lender in respect of any sale of, liquidation of, or other realization upon all or any part of the Pledged Collateral or pursuant to Section 8(g) hereof shall be applied by Lender as follows:

               (a) First, to the payment of the costs and expenses of such sale, including reasonable compensation to Lender and its agents and counsel, and all expenses, liabilities and advances made or incurred by Lender in connection therewith;

               (b)    Next, to the payment of the Secured Obligations; and

               (c) Finally, after payment in full of all Secured Obligations, to the payment to Pledgors, or their successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

               10. Waiver. No delay on Lender's part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgors by Lender with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Lender's right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Lender's rights as against Pledgors in any respect.

               11. Assignment. Lender may assign, endorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Note, the Keep Well, the Keep Well Guaranty and the Loan Guaranty, as applicable, and the holder of such instrument shall be entitled to the benefits of this Agreement.

               12. Termination. Immediately following the payment of all Secured Obligations, Lender shall deliver to each Pledgor the Pledged Collateral pledged by such Pledgor at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein, all of Pledgors' obligations hereunder shall at such time terminate.

               13.  Lien  Absolute.  All  rights  of Lender  hereunder,  and all
obligations  of  Pledgors   hereunder,   shall  be  absolute  and  unconditional
irrespective of:

               (a) any lack of validity or enforceability of the Note, the Purchase Agreement, the Keep Well, the Keep Well Guaranty, the Loan Guaranty or any other agreement or instrument governing or evidencing any Secured Obligations;

               (b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Note, the Keep Well, the Keep Well Guaranty, the Loan Guaranty or any other agreement or instrument governing or evidencing any Secured Obligations;

               (c)  any  exchange,   release  or   nonperfection  of  any  other
collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

               (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

               14. Release. Each Pledgor consents and agrees that Lender may at any time, or from time to time, in its discretion (a) renew, extend or change (pursuant to any right to do so provided in the relevant agreement) the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations and (b) exchange, release and/or surrender all or any of the Pledged Collateral, or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Lender in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Lender may deem proper, and without notice to or further assent from such Pledgor, it being hereby agreed that such Pledgor shall be and remain bound upon this Agreement, irrespective of the existence, value or condition of any of the Pledged
Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Note, the Keep Well, the Keep Well Guaranty, the Loan Guaranty or any other agreement governing any Secured Obligations. Each Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon such Pledgor. No act or omission of any kind on Lender's part shall in any event affect or impair this Agreement.

               15. Indemnification. Each Pledgor jointly and severally agrees to indemnify and hold Lender harmless from and against any taxes, liabilities, claims and damages, including reasonable attorney's fees and disbursements, and other expenses incurred or arising by reason of the taking or the failure to take action by Lender, in good faith, in respect of any transaction effected under this Agreement or in connection with the Lien provided for herein, including, without limitation, any taxes payable in connection with the delivery or registration of any of the Pledged Collateral as provided herein. Each Pledgor jointly and severally agrees to promptly reimburse Lender for all actual reasonable out-of-pocket costs and expenses, including, without limitation, reasonable counsel fees, incurred by Lender, in connection with the administration and enforcement of this Agreement and all reasonable fees, expenses and disbursements, including the reasonable fees of Lender's agents or representatives, incurred in connection with any lien searches and filings made by Lender, any amendments hereto or waivers or modifications hereof; provided, however, that Pledgors shall not be obligated to pay any costs or expenses (including attorney's fees) incurred by Lender in connection with preparation of this Agreement or any other Ancillary Agreement or any ordinary administrative costs and expenses of Lender in the absence of a Default by Borrower under this Agreement, the Note or any other Ancillary Agreement or a Default by any Pledgor under this Agreement or any other Ancillary Agreement; and provided, further, that nothing contained herein shall limit or be deemed to limit any right of Borrower under Section 13 of the Purchase Agreement. The obligations of Pledgors under this Section 15 shall survive the termination of this Agreement.

               16. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor for liquidation or reorganization, should any Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

               17. Miscellaneous. (a) Lender may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

               (b) Neither Lender nor any of its officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

               (c) This Agreement shall be binding upon Pledgors and their successors and assigns, and shall inure to the benefit of, and be enforceable by, Lender and its successors and assigns, and shall be governed by, and construed and enforced in accordance with, the internal laws in effect in the State of California without giving effect to principles of conflicts of laws, and none of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of Lender and Pledgors.

               18. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

               19. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:

               (a)    If to Lender, at

                      c/o Polaris Investment Management Corporation 201 Mission Street, 27th Floor
                      San Francisco, CA  94105
                      Attention:   President
                      Telecopy Number:  (415) 284-7460

                      With copies to

                      c/o Polaris Investment Management Corporation 201 Mission Street, 27th Floor
                      201 High Ridge Road, 1st Floor
                      Stamford, CT  06927-4900
                      Attention:  Portfolio Management
                      Telecopy Number:  (203) 357-4585


               (b)    If to any Pledgor, at

                      c/o Triton Aviation Services Limited
                      55 Green Street, Suite 500
                      San Francisco, CA  94111
                      Attention:  President
                      Telecopy Number:  (415) 398-9184


or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) business days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

               20. Confidentiality. Lender agrees that it will keep confidential all information regarding Pledgors that it may receive in connection with the transactions contemplated hereunder and agrees that it will only use such information in connection with such transactions and will not disclose any of such information other than (i) to its directors, officers, employees, advisors, auditors, agents or representatives who are or are expected to be involved in the evaluation of such information in connection with such transactions and who are advised of the confidential nature of such information (and for whose compliance Lender shall be liable), (ii) to the extent such information presently is or hereafter becomes available to Lender on a non-confidential basis from a source other than a Pledgor, (iii) to the extent such information has been independently acquired or developed by Lender without violating any of its obligations under the Purchase Agreement or any Ancillary Agreement, or (iv) to the extent disclosure is required by law, regulation or judicial order.

               21.  Section  Titles.   The  Section  titles  contained  in  this
Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

               22. Counterparts. This Agreement may be executed in any number of
counterparts,   which  shall,   collectively  and  separately,   constitute  one
agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed as of the date first written above.


                                TRITON AVIATION SERVICES III LLC
                                By:  Triton Aviation Services Limited, its
                                        Manager

                                By: /S/ JOHN E. FLYNN
                                    -----------------------------------------
                                    Title: JOHN E. FLYNN, PRESIDENT


                                TRITON AVIATION SERVICES LIMITED


                                By: /S/ JOHN E. FLYNN
                                    -----------------------------------------
                                    Title: JOHN E. FLYNN, PRESIDENT


                                TRITON AVIATION LIMITED


                                By: /S/ STEVEN C. WIGHT
                                    ------------------------------------------
                                    Title: STEVEN C. WIGHT, MANAGING DISRECTOR


Accepted and Acknowledged by:

POLARIS AIRCRAFT INCOME FUND III
By:  Polaris Investment Management
       Corporation, General Partner

By: /S/ MARC A. MEICHES
    ---------------------------------------
    Title: MARC A. MEICHES, VICE PRESIDENT

                                   SCHEDULE I

                Attached  to and  forming  a part of  that  certain  Pledge  and
Security Agreement dated as of April 1, 1997 among Triton Aviation Services III LLC, a California limited liability company ("Borrower"), Triton Aviation Services Limited, a Bermuda corporation ("TASL"), Triton Aviation Limited, a Bermuda corporation (collectively, "Pledgors" and each of them individually a "Pledgor") to Polaris Aircraft Income Fund III, a California limited partnership.

Name and
Address of
Pledgor                                                             Interests
-------                                                             ---------

Triton Aviation Services Limited                                       99%
55 Green Street, Suite 500
San Francisco, California  94111

Triton Aviation Limited                                                 1%
55 Green Street, Suite 500
San Francisco, California  94111

                                   SCHEDULE II
                      to the Pledge and Security Agreement

                                PLEDGE AMENDMENT

                This Pledge Amendment, dated ______, 19__ is delivered pursuant to [Section 6(a)(iv)/Section 7(d)] of the Pledge and Security Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to that certain Pledge and Security Agreement, dated ________ __, 1997 among the undersigned and others, as Pledgors, to Polaris Aircraft Income Fund [__], a California limited partnership, that the Pledged Interests listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Pledge and Security Agreement and shall secure all Secured Obligations referred to in said Pledge and Security Agreement and that the undersigned shall be deemed to be a Pledgor under said Pledge and Security Agreement.

                                               [Name of Pledgor]

                                               By: ___________________________
                                                  Title:


Name and
Address of
Pledgor                                            Interests
-------                                            ---------

                                    EXHIBIT A


None.